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                            ALLOS THERAPEUTICS, INC.

            FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

                                October 4, 1999
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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                                                                                                                   PAGE
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7.       Information Rights..........................................................................................22

         7.1      Financial Information..............................................................................22
         7.2      Additional Information and Rights..................................................................23

8.       Voting and Other Covenants..................................................................................24

         8.1      Agreement to Vote..................................................................................24
         8.2      Voting Events......................................................................................24
         8.3      Designation and Election of Directors..............................................................24
         8.4      Successors in Interest.............................................................................25
         8.5      Conversion Stock...................................................................................25

9.       Miscellaneous...............................................................................................26

         9.1      Conditions to Exercise of Rights...................................................................26
         9.2      Repurchase Agreement...............................................................................26
         9.3      Governing Law......................................................................................26
         9.4      Amendment..........................................................................................26
         9.5      Assignment of Rights...............................................................................26
         9.6      Term...............................................................................................26
         9.7      Notices............................................................................................27
         9.8      Severability.......................................................................................27
         9.9      Attorney Fees......................................................................................27
         9.10     Counterparts.......................................................................................27
         9.11     Entire Agreement...................................................................................27
         9.12     Aggregation of Stock...............................................................................27
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            FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

         This Amended and Restated Stockholder Rights Agreement (this "Agreement") is made as of the 4th day of October, 1999 by and among Allos Therapeutics, Inc., a Delaware corporation (the "Company") and the parties listed on Exhibit A (the "Stockholders"). This Agreement is being executed in conjunction with the Company's Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series C Purchase Agreement").

         This Agreement amends and restates the Shareholder Rights Agreement dated March 15, 1996, as amended (the "Prior Rights Agreement") in its entirety. Such amendment and restatement shall be effective upon the execution of this Agreement by (i) the Company, (ii) the holders of more than fifty percent (50%) in interest of the Restricted Founders Shares (as defined below) outstanding immediately prior to the execution of the Series C Purchase Agreement and (iii) the holders of more than fifty percent (50%) in interest of the Registrable Securities (as defined below) outstanding immediately prior to the execution of the Series C Purchase Agreement.

         In consideration of the mutual covenants set forth herein, the parties agree as follows:

         1. Definitions.

         1.1 "CIT" shall mean the Center for Innovative Technology, a Virginia corporation.

         1.2 "CIT Transferees" shall mean Virginia Commonwealth University, the Virginia Commonwealth University Intellectual Property Foundation, Donald J. Abraham, Ahmed Mehanna, Ramnarayan Randad and Mona Mahran.

         1.3 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.4 "Common Holder" shall mean any holder of outstanding Restricted Founders Shares.

         1.5 "Common Stock" shall mean the Company's outstanding Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock from time to time.

         1.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         1.7 "Founders" shall mean Donald J. Abraham, James B. Farinholt, Jr. and Stephen J. Hoffman.

         1.8 "Holder" shall mean any holder of outstanding Registrable
Securities.

         1.9 "Initiating Holders" shall mean any Holders of not less than 40% of the outstanding Registrable Securities.

         1.10 "Preferred Holder" shall mean any holder of outstanding Restricted Preferred Shares.

         1.11 "Preferred Stock" shall mean outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

         1.12 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

         1.13 "Registrable Securities" shall mean (i) any shares of Common Stock issued or issuable, directly or indirectly, in respect of such stock upon the conversion of the Preferred Stock which was purchased under the Series A Preferred Stock and Warrant Purchase Agreement dated January 14, 1994, the Series A Preferred Stock Purchase Agreement dated June 20, 1995, the Series B Preferred Stock Purchase Agreement dated March 17, 1996, as amended by the Amendment Agreement dated June 26, 1996, the Series C Convertible Preferred Stock Purchase Agreement dated January 13, 1998, as amended by the Amendment Agreement dated May 4, 1998, or the Series C Purchase Agreement and (ii) any shares of Common Stock issued or issuable, directly or indirectly, in respect of such Registrable Securities upon any stock split, stock dividend, recapitalization, or similar event, or any shares of Common Stock otherwise issued or issuable with respect to such Registrable Securities; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or sold to the public.

         1.14 "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 4. 1, 4.2 and 4.3 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Holders (up to $25,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

         1.15 "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 6 of this Agreement.

         1.16 "Restricted Founders Shares" shall mean shares of Common Stock now owned or subsequently acquired by (i) the Founders or their transferees or assignees, including A. P. Investment Corporation and Nancy W. Abraham, Trustee, U/A 12-14-94 (also, the "Founders"), (ii) CIT or (iii) the CIT Transferees.

         1.17 "Restricted Preferred Shares" shall mean shares of the Company's
(i) Preferred Stock and (ii) Common Stock issued or issuable upon conversion of the Company's Preferred Stock.

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         1.18 "Rule 145" shall mean Rule 145 promulgated under the Securities
Act, or any similar successor rule, as the same shall be in effect from time to time.

         1.19 "Rule 415" shall mean Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

         1.20 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

         1.21 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

         2. Right of First Refusal on Restricted Founders Shares.

         2.1 Restrictions on Transfers. Except as provided in this Agreement, no Common Holder shall transfer or otherwise dispose of any Restricted Founders Shares owned by such Common Holder, or any interest therein, and any attempt by any Common Holder to effect a transfer in violation of this Section 2 shall be void and ineffective for all purposes. The words "transfer" and "dispose" include the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in Restricted Founders Shares, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, or possession with respect to the Restricted Founders Shares.

         2.2 Third Party Offers. Each Common Holder hereby agrees that subject to the terms and conditions set forth below, should any Common Holder (the "Offeree Holder") receive one or more bona fide offers upon specific terms and conditions (including a purchase price payable in cash or other property) (collectively the "Purchase Offer"), from any persons, to purchase any Restricted Founders Shares from such Offeree Holder, then such Offeree Holder shall promptly notify the Preferred Holders of the terms and conditions of such Purchase Offer (the "Notice").

         2.3 Right of First Refusal.

             (a) Each Preferred Holder shall have the right and option (subject to the provisions of Section 2.3(c) hereof), for a period of 20 days after receipt of the Notice, to buy all or any of its Proportionate Percentage (as such term is defined below) of the Restricted Founders Shares so offered at the purchase price and on the terms stated in the Purchase Offer and to offer, in any written notice of acceptance, to purchase any of such Restricted Founders Shares not purchased by other Preferred Holders, in which case such Restricted Founders Shares not accepted by the other Preferred Holders shall be deemed to have been offered to and accepted by the Preferred Holder(s) which exercised their option under this Section 2.3(a) pro rata in accordance with their respective Proportionate Percentages (as such term is defined below), on the above-described terms and conditions.


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             (b) Sales of Restricted Founders Shares under the terms of Section
2.3(a) above shall be made at the offices of the Company on a mutually satisfactory business day within 15 days after the expiration of the aforesaid offering period. Delivery of certificates or other instruments evidencing such Restricted Founders Shares duly endorsed for transfer to the Preferred Holders shall be made on such date against payment of the purchase price therefor.

             (c) If effective acceptance shall not be received pursuant to
Section 2.3(a) above with respect to all Restricted Founders Shares offered for sale pursuant to the Notice, then the Offeree Holder may, subject to the remaining provisions of Sections 2 and 6, sell all or any part of the remaining Restricted Founders Shares so offered for sale at a price not less than the price, an on terms and conditions not more favorable to the purchaser thereof than the terms and conditions, stated in the original Purchase Offer at any time within 90 days after the expiration of the offer required by Section 2.3(a) above. In the event the remaining Restricted Founders Shares are not sold by the Offeree Holder during such 90-day period, the right of the Offeree Holder to sell such remaining Restricted Founders Shares shall expire and the obligations of this Section 2 shall be reinstated; provided, however, that in the event the Offeree Holder determines, at any time during such 90-day period, that the sale of all or any part of the Restricted Founders Shares on the terms set forth in the written notice of intention to sell is impractical, the Offeree Holder may terminate the offer and reinstate the procedure provided in this Section 2 without waiting for the expiration of such 90-day period.

             (d) The Offeree Holder may specify in the Notice that all Restricted Founders Shares mentioned therein must be sold, in which case any acceptance received pursuant to Section 2.3(a) hereof shall be deemed conditioned upon (A) receipt of one or more written notices of acceptance with respect to all Restricted Founders Shares mentioned in such Notice and/or (B) the sale of the remaining Restricted Founders Shares, if any, pursuant to
Section 2.3(c) above.

             (e) "Proportionate Percentage" shall mean the pro rata percentage of shares of stock being offered by an Offeree Holder pursuant to Section 2.3 hereof which each Preferred Holder shall be entitled to purchase. Such pro rata percentage, as to each such Preferred Holder, shall be the percentage figure which expresses the ratio between the number of shares of outstanding Common Stock owned by such Preferred Holder and the aggregate number of shares of Common Stock owned by all such Preferred Holders.

             (f) Anything contained herein to the contrary notwithstanding, the Offeree Holder shall, in addition to complying with the provisions of this
Section 2.3 in the event of a proposed sale of Restricted Founders Shares, comply with the provisions of Section 5.1 hereof.

         2.4 Exempt Transfers.

             (a) Notwithstanding the foregoing, the provisions of Sections 2 and 5 hereof shall not apply to (i) any pledge of Restricted Founders Shares made by a Founder pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder; or (iii) any bona fide gift by a Founder, provided that (A) the transferring Founder shall inform the Preferred Holders of such


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pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Preferred Holders with a written agreement to be bound by and comply with all provisions of Sections 2 and 5 hereof. Such transferred Restricted Founders Shares shall remain "Restricted Founders Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" and "Common Holder" for purposes of this Agreement.

             (b) Notwithstanding the foregoing, the provisions of Sections 2 and 5 hereof shall not apply to any transfer by CIT to a CIT Transferee or by Virginia Commonwealth University or the Virginia Commonwealth University Intellectual Property Foundation to a CIT Transferee, provided that such CIT Transferee agrees in writing to be bound by and comply with all terms and conditions of this Agreement. Such transferred Restricted Founders Shares shall remain "Restricted Founders Shares" hereunder and such CIT Transferee shall be treated as a "Common Holder" for purposes of this Agreement.

             (c) Notwithstanding the foregoing, the provisions of Sections 2 and 5 shall not apply to the sale of any Restricted Founders Shares (i) to the public pursuant to a registration statement filed with and declared effective by, the Commission under the Securities Act; or (ii) to the Company; or (iii) if prior to such sale, (A) the Common Holder (other than a Common Holder who is a CIT Transferee) holds less than 2.5% of the Company's outstanding shares of capital stock or (B) with respect to the Founders, the Founders collectively hold less than 5.0% of the Company's outstanding shares of capital stock or (C) with respect to the Common Holders, the Common Holders collectively hold less than 0.5% of the Company's outstanding shares of capital stock.

         3. Right of First Offer on New Securities.

         3.1 Waiver of Right. The Holders under the Prior Rights Agreement waive their Right of First Offer, including any notice rights pertaining thereto, under the Prior Rights Agreement to purchase the shares of Series C Preferred Stock being issued and sold under the Series C Purchase Agreement.

         3.2 Right of First Offer to Holders. The Company hereby grants to each Holder the irrevocable and exclusive first option (the "First Option") to purchase all or part of such Holders Pro Rata Portion (as defined below) of any New Securities (as defined in Section 3.4) which the Company may, from time to time after the date of this Agreement, propose to issue and sell. For purposes of this Section 3, a Holder's "Pro Rata Portion" shall be equal to the product of (i) the total number of New Securities proposed to be issued multiplied by
(ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Holder (computed as set forth in Section 3.3 hereof) as of the date of the Company Notice provided by the Company pursuant to Section 3.5, and the denominator of which is the total number of shares of Common Stock which are outstanding as of such date. Furthermore, if one or more Holders do not, pursuant to Section 3.5, give notice of its or their intention to exercise in full its or their option to purchase its or their Pro Rata Portion of the New Securities, then each Holder who did give notice of such intent (collectively, the "Fully Participating Holders") shall have the irrevocable and exclusive second option (the "Second Option") to purchase all or a part of the New Securities as to which a notice pursuant to the exercise of the First Option could have been, but was not, delivered (for purposes of this Section 3, the "Additional


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New Securities"). If more than one Fully Participating Holder gives a notice (a
"Second Notice") pursuant to Section 3.5 of its intention to purchase Additional New Securities pursuant to the exercise of the Second Option and the total number of New Securities covered by such notices exceeds the total number of Additional New Securities, then the Additional New Securities shall be allocated among such Fully Participating Holders according to the following procedure, or in such different proportions as such Fully Participating Holders shall agree among themselves:

             (a) Each Oversubscribing Holder (as defined below) shall be apportioned the lesser of (A) that number of Additional New Securities that it elected to purchase in its Second Notice and which it has not yet been apportioned pursuant to this Section 3.2(a); or (B) its Pro Rata Portion of the Additional New Securities (as defined below);

             (b) If the apportionment in Section 3.2(a) is followed and there remain (A) at least one Oversubscribing Holder who has not yet been apportioned the number of Additional New Securities it elected to purchase in its Second Notice and (B) any Additional New Securities, then the procedure described in
Section 3.2(a) shall be repeated; and

             (c) For purposes of this Section 3.2, an "Oversubscribing Holder" means a Fully Participating Holder who has given a Second Notice and who has not yet been apportioned pursuant to Section 3.2(a) that number of Additional New Securities that it elected to purchase in its Second Notice, and an Oversubscribing Holder's "Pro Rata Portion of Additional New Securities" shall be equal to the number of Additional New Securities multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such Holder as of the date of the Company Notice, and the denominator of which is the total number of shares of Common Stock held by all Oversubscribing Holders as of such date.

         3.3 Calculation of Number of Shares of Common Stock Held or Outstanding. For purposes of any calculation of the number of shares of Common Stock held or outstanding under this Section 3, and with respect to any numerator or denominator provided herein, the conversion of all securities convertible into or exchangeable for Common Stock and the exercise of all outstanding options other than (i) options granted under this Section 3 and (ii) options granted pursuant to the Company's 1995 Stock Option Plan shall be assumed.

         3.4 "New Securities. " Except as set forth below, "New Securities" shall mean any shares of capital stock or other equity securities (or debt securities convertible into such equity securities) of the Company, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock or other equity securities. Notwithstanding the foregoing, "New Securities" shall not include:

             (a) securities issued upon conversion or exercise of the Preferred Stock;

             (b) securities purchased or issued pursuant to the Series C Purchase Agreement;

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             (c) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company or its stockholders immediately prior to such transaction continue to own more than fifty percent (50%) of the voting power of the surviving or successor corporation;

             (d) securities issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that unless otherwise provided herein, the rights of first offer established by this Section 3 shall apply with respect to the initial sale or grant by the Company of such rights or agreements;

             (e) securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (f) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors, but not exceeding 3,650,000 shares of Common Stock (net of purchases of such shares or cancellations or expirations of options);

             (g) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Company's board of directors;

             (h) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; and

             (i) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities for the account of the Company and/or selling stockholders to the public at such per share price and resulting in such aggregate net proceeds to the Company and/or the selling stockholders (after deducting underwriters' discounts and expenses relating to the issuance) as would result in the automatic conversion of the Company's Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation.

         3.5 Notices With Respect to Proposed Issuance of New Securities. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder entitled to a right of first offer pursuant to this Section 3 written notice (the "Company Notice") of its intention, describing in detail the type of New Securities and the price and terms upon which the Company proposes to issue such New Securities. Each such Holder shall have twenty (20) days from the date of receipt of any such Company Notice to agree to purchase, pursuant to the exercise of the First Option, up to such Holder's Pro Rata Portion of such New Securities for the price and upon the terms and conditions specified in the Company Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If, following the expiration of such twenty (20) day period, there exist Additional New Securities subject to the Second Option, then the Company shall give each Fully Participating Holder a second written notice (the "Second Company Notice") to such effect and each such Holder shall then have fifteen (15) days from the date of


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receipt of such Second Company Notice to agree to purchase (on the aforesaid terms and conditions) the quantity of Additional New Securities stated therein, subject to the application of the procedures set forth in Section 3.2.

         3.6 Company's Right to Complete Proposed Sale of New Securities to the Extent Rights of First Offer are Not Exercised. In the event a Holder fails to exercise a right of first offer with respect to any New Securities within the periods specified in Section 3.5, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of such New Securities shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by Holders at the price and upon terms no more favorable to the purchasers of such securities than those specified in the Company Notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60 day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell such New Securities without first offering such securities in the manner provided in this Section 3 above.

         3.7 Assignment of Right of First Offer. The right of first offer granted under this Section 3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws and (b) such transferee or assignee acquires at least 200,000 shares of Registrable Securities (as adjusted for combinations, stock dividends and the like) upon consummation of such transfer or assignment.

         3.8 Amendment of Right of First Offer. Notwithstanding the provisions of Section 9.4 hereof, the written consent of (a) the Company and (b) Holders holding more than sixty percent (60%) in interest of the Registrable Securities which are issued or issuable in respect of Series A Preferred Stock of the Company and (c) Holders holding more than sixty percent (60%) in interest of the Registrable Securities which are issued or issuable in respect of Series B Preferred Stock of the Company and (d) Holders holding more than sixty percent (60%) in interest of the Registrable Securities which are issued or issuable in respect of Series C Preferred Stock of the Company shall be required to amend
Section 3.4(f) hereof to increase the number of shares of Common Stock excluded thereby from the definition of New Securities.

         4. Registration Rights.

         4.1 Requested Registration.

             (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

                 (i) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and


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


                 (ii) as soon as practicable, use its most diligent efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company, within 20 days after the date the Company mails such written notice;

         Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 4.1:

             (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

             (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or initiated by security holders); or

             (C) Unless the aggregate offering price thereof, net of underwriting discounts and commissions, would be at least $5,000,000;

             (D) After the Company has effected two (2) such registrations pursuant to this Section 4.1 which have been declared or ordered effective and pursuant to which securities have been sold.

         Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within 120 days, after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Holder a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a reasonable period not to exceed 120 days; provided, however, that the Company shall not utilize this right more than once in any twelve-month period.

             (b) Underwriting. The right of any Holder to registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.

         The Company shall (together with all Holders selling Registrable Securities) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company and the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 4.1.

         If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         4.2 Company Registration.

             (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:

                 (i) promptly give to each Holder written notice thereof; and

                   (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder received by the Company within 20 days after the Company mails such written notice, subject to the provisions below.

             (b) Underwriting. The right of any Holder to registration pursuant to this Section 4.2 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holders to be included in such registration, but shall not limit such Registrable Securities to fewer than 20% of the securities sold in any offering; provided that in the Company's initial public offering the managing underwriter may limit the Registrable Securities held by the Holders to be included in such registration to fewer than 20% of the shares sold in the offering. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and other holders at the time of filing the registration statement, provided that no such inclusion of Registrable Securities and other securities by the underwriter may reduce the securities being offered by the Company for its own account. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto or such other shorter period of time as the underwriter may require.

             (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         4.3 Form S-3 Registration. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 4, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders). In case the Company shall receive from a Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Registrable Securities owned by such Holder or Holders, the Company shall:

             (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

             (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request together with all or such portion of the Registrable Securities or any other Holder of Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 4.3: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the initiating request of the Holder or Holders under this Section 4.3; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (iii) if the Company has, within the six-month period preceding the date of such request, already effected a registration on Form S-3 for any Holders pursuant to this Section 4.3 or already effected a total of four (4) registrations on Form S-3 pursuant to this Section 4.3; (iv) if the anticipated aggregate offering price of the Registrable Securities to be included in such registration, net of underwriting discounts and commissions, would be less than $1,000,000; or (v) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder. Registrations effected pursuant to this Section 4.3 shall not be counted as demands for registration or registrations effected pursuant to Sections 4.1 or 4.2.

         If the registration to be effected pursuant to this Section 4.3 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to Section 4.3 shall be conditioned upon the participation by such

Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. It the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

         4.4 Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 4.1, 4.2 and 4.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 4.1, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) pro rata in accordance with the number of shares initially sought to be registered requesting or causing such withdrawal. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         4.5 Registration Procedures. If and whenever the Company is required by the provisions of this Section 4 to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

             (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

             (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than one hundred twenty (120) days in the case of a registration statement on Form S-3; provided, however, that (i) such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

             (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

             (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

             (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted.

             (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities, in each case not later than the effective date of such registration.

             (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

             (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 4.1 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         4.6 Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Section 4:

             (a) The Company will indemnify each Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act; and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

             (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act; and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement; any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

             (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

             (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent; knowledge, access to information and opportunity to correct or prevent such statement or omission.

         4.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

         4.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company shall use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the Exchange Act, or
(iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

             (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

             (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         4.9 Assignment of Registration Rights. The rights to cause the Company to register securities granted under this Section 4 may be assigned to a transferee or assignee in connection with the transfer or assignment of shares of Registrable Securities only if (i) such shares represent at least 1% of the outstanding shares of the Company's capital stock (assuming conversion of all issued and outstanding shares of Preferred Shares to Common Stock) on the date of such assignment, or (ii) the transfer of such shares occurs in a distribution from a Purchaser which is a partnership to a partner thereof.

         4.10 Grant of Additional Registration Rights. The Company will not grant registration rights which are superior to or on parity with the registration rights granted under this Agreement without the written consent of the holders of a majority of the Registrable Securities.

         4.11 Amendment of Registration Rights. The registration rights provided in this Section may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment effected in accordance with this Section 4.11 shall be binding upon each Holder and the Company.

      5. Right of Co-Sale and Prohibited Transfers.

         5.1 Right of Co-Sale. In the event that (x) the Preferred Holders do not purchase pursuant to Section 2.3(a) all of the Restricted Founders Shares which an Offeree Holder proposed to sell, assign or transfer, and (y) the Purchase Offer will result in (1) the transfer of 25,000 or more shares of Common Stock by such Offeree Holder or (2) the transferee of such shares holding more than 50% of the Common Stock, each of the Preferred Holders shall have the right, exercisable upon written notice to the Offeree Holder within 30 business days after receipt of the Notice of the Purchase Offer, to participate in the Offeree Holder's sale of Restricted Founders Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the Preferred Holders exercise such right of participation, in accordance with the terms and conditions hereof, the number of shares of Restricted Founders Shares which the Offeree Holder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each of the Preferred Holders shall be subject to the following terms and conditions:

             (a) Each of the Preferred Holders may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying
(1) the aggregate number of shares of Restricted Founders Shares covered by the Purchase Offer by (2) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by such Preferred Holder computed in accordance with Section 5.1(g) below) and the denominator of which is the aggregate number of shares of Common Stock (computed in accordance with Section 5.1(g) below) at the time owned by the Common Holders and the Preferred Holders.

             (b) To the extent that any Preferred Holder fails to elect to fully participate in such sale pursuant to subparagraph (a) above, the Offeree Holder shall give written notice of such failure to the Preferred Holders who did so elect (the "Participants") within five (5) days after such failure. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share shall be equal to the product obtained by multiplying (1) the number of shares in the unsold portion by (2) a fraction the numerator of which is the number of shares of Common Stock held by such Participant (computed in accordance with Section 5.1(g) below) and the denominator of which is the total number of shares of Common Stock held by the Participants and the Offeree Holder (computed in accordance with Section 5.1(g) below).

             (c) Each Participant shall effect its participation in the sale by promptly delivering to the Offeree Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                 (i) the type and number of shares of Common Stock which such Participant elects to sell; or

                 (ii) that number of convertible securities of the Company, which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of convertible securities of the Company in lieu of Common Stock, such Participant shall convert such convertible securities into Common Stock and deliver Common Stock as provided in subparagraph (i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

             (d) The stock certificate or certificates that the Participant delivers to the Offeree Holder pursuant to Section 5.1(c) above shall be transferred to the prospective purchaser in consummation of the sale of Restricted Founders Shares pursuant to the terms and conditions specified in the Notice, and the Offeree Holder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its right of co-sale hereunder, the Offeree Holder shall not sell to such prospective purchaser or purchasers any Restricted Founders Shares unless and until, simultaneously with such sale, the Offeree Holder shall purchase such number of shares of Common Stock or other securities which each Participant would have been able to sell under Section 5.1(a) from such Participant.

             (e) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Restricted Founders Shares made by the Offeree Holders shall not adversely affect their rights to participate in subsequent sales of Restricted Founders Shares subject to this Section 5.1.

             (f) If none of the Preferred Holders elects to participate in the sale of the Restricted Founders Shares subject to the Notice, the Offeree Holder may, not later than sixty (60) days following delivery to the Company and each of the Preferred Holders of the Notice, enter into an agreement providing for the closing of the transfer of the Restricted Founders Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable than those described in the Notice. Any subsequent proposed transfer of any of the Restricted Founders Shares by the Offeree Holder shall again be subject to the co-sale rights of the Preferred Holders and shall require compliance by the Offeree Holder with the procedures described in this
Section 5.1.

             (g) For purposes of any calculation of the number of shares of Common Stock outstanding under this Section 5.1, and with respect to any numerator or denominator provided herein, the conversion of all securities convertible into or exchangeable for Common Stock and the exercise of all outstanding options (other than options granted pursuant to the Company's 1995 Stock Option Plan) and warrants shall be assumed.

         5.2 Prohibited Transfers.

             (a) In the event an Offeree Holder should sell any Restricted Founders Shares in contravention of the co-sale rights of the Preferred Holders under Section 5.1 of this Agreement (a "Prohibited Transfer"), each Preferred Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Offeree Holder shall be bound by the applicable provisions of such option.

             (b) In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to the Offeree Holder the type and number of shares of Common Stock equal to the number of shares each Preferred Holder would have been entitled to transfer to the transferee had the Prohibited Transfer under
Section 5.1 hereof been effected pursuant to and in compliance with the terms hereof. such sale shall be made on the following terms and conditions.

                 (i) The price per share at which the shares are to be sold to the Offeree Holder shall be equal to the price per share paid by the transferee to the Offeree Holder in the prohibited Transfer. The Offeree Holder shall also reimburse each Preferred Holder for any and all fees and expenses, including legal fees and expenses incurred pursuant to the exercise or the attempted exercise of the Preferred Holder rights under Section 5.1

                 (ii) Within 90 days after the later of the dates on which the Preferred Holder (A) receives notice of the prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Preferred Holder shall, if exercising the option created hereby, deliver to the Offeree Holder the certificate or certificates representing share to be sold, each certificate to be properly endorsed for transfer.

                 (iii) The Offeree Holder shall, upon receipt of the certificate or certificates for the share to be sold by a Preferred Holder, pursuant to this
Section 5.2(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.2(b)(i), in cash or by other means acceptable to the Preferred Holder.

                 (iv) Notwithstanding the foregoing, any attempt by an Offeree Holder to transfer Restricted Founders Shares in violation of Section 5.1 hereof shall be void and the Company will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without written consent of a majority in interest of the Preferred Holders.

6.       Restrictive Legends and Restrictions on Transfer.

         6.1 Restrictive Legends.

             (a) Each certificate representing shares of Common Stock and Preferred Stock or any other securities issued in respect of such Common Stock and Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 6.2 be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws) now or hereafter owned by the Common Holders or Preferred Holders shall be endorsed with the following legends:

         THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT BY AND BETWEEN THE CORPORATION AND THE STOCKHOLDERS OF THE CORPORATION.

         COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

         THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

             (b) Each Common Holder and Preferred Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legends referred to in Section 6.1(a) above to enforce the provisions of this Agreement and the Company to promptly do so. The first legend set forth in Section 6.1(a) shall be removed upon termination of this Agreement pursuant to Section 7.6(a).

         6.2 Permitted Transfers. The Company shall be obligated to reissue promptly certificates without the second legend set forth in Section 6.1(a) at the request of any Holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         6.3 Notice of Proposed Transfers.

             (a) Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder or Common Holder thereof shall give written notice (the "Notice") to the Company of such Holder's or Common Holder's intention to make such transfer. If reasonably requested by the Company prior to the transfer being effected, the Holder or Common Holder shall provide to the Company a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the

Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances. Notwithstanding the foregoing provisions of this paragraph, no such registration statement or opinion of counsel shall be necessary for a transfer by a holder which is (i) a partnership to its partners or retired partners in accordance with partnership interests, or (ii) an individual to a family member or trust for the benefit of such Holder, Common Holder or a family member, provided the transferee will be subject to the terms of this Section 6.3 to the same extent as if he were an original Holder or Common Holder hereunder. Each certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in
Section 6.1, except that such certificate shall not bear the second restrictive legend set forth in Section 6.1(a) if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the securities laws.

             (b) Each Holder and Common Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer described in this Section.

7.       Information Rights.

         7.1 Financial Information. The Company will furnish the following to each Holder (or its representative) which, alone or together with entities affiliated with such Holder, in the aggregate, owns at least 500,000 Restricted Preferred Shares and to each Holder which represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation
Section 2510.3-101 and who requests them (in each case, a "Significant Holder"):

                 (i) as soon as practicable within 30 days after the end of each month, an unaudited monthly statement of operations, statement of cash flows and balance sheet, in each case prepared on a consolidated basis for the Company. The monthly financial statements shall include comparisons to budget;

                 (ii) as soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, statements of operations and statements of cash flows for such fiscal quarter, balance sheets of the Company as of the end of such fiscal quarter, in each case prepared on a consolidated basis for the Company; and

                 (iii) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, statements of operations and statements of cash flows for such fiscal year, balance sheets of the Company as of the end of such fiscal year, all certified by independent public accountants of recognized national standing selected by the Company.

         All financial statements provided for above shall be prepared in accordance with general accepted accounting principles applied on a consistent basis (except that such unaudited financial statements may be prepared without footnotes and will be subject to normal year-end audit adjustments).

         Each Significant Holder agrees that any information obtained by such Significant Holder pursuant to this Section 7.1 which may be proprietary to the Company or otherwise confidential shall not be disclosed without the prior written consent of the Company; provided, however, that Chancellor LGT Asset Management, Inc. may cause any information to be disclosed to Citiventure III and to KME Venture III, L.P., each of which shall be bound by the confidentiality provisions hereof. Each Significant Holder further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Significant Holder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

         7.2 Additional Information and Rights.

             (a) The Company will permit any Significant Holder to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as such person may reasonably request.

             (b) The Company will deliver the reports described below in this
Section 7.2(b) to each Significant Holder:

                 (i) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the annual budget of the Company, in such manner and form as approved by the Board of Directors of the Company, which annual budget shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such annual budget shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

                 (ii) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

             (c) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation
Section 2510.3-101 shall have the right to consult with and advise the officers of the Company as to the management of the Company.

             (d) The provisions of Section 7.1 and this Section 7.2 shall not be in limitation of any rights which any stockholder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which the Company is incorporated.

             (e) Anything in this Section 7 to the contrary notwithstanding, no Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 7.2 (it being understood that Chancellor LGT Asset Management, Inc., may cause any information provided to it to be disclosed to Citiventure III and to KME Venture III, L.P., each of which shall be bound by the confidentiality provisions hereof. Each Significant Holder shall notify the Company in writing (which notice shall be delivered no less frequently than annually) of such Significant Holder's ownership of any securities of entities which such Significant Holder reasonably determines to be a competitor of the Company.

8.       Voting and Other Covenants.

         8.1 Agreement to Vote. Each of the holders of Preferred Stock (and their permitted assigns) and each of the Stockholders holding Common Stock (and their permitted assigns) hereby agrees to vote all shares of the Company's Preferred Stock or Common Stock now or hereafter owned by it, whether beneficially or otherwise, at any regular or special meeting of stockholders of the Company, or, in lieu of any such meeting, to give their written consent, as provided in this Section 8.

         8.2 Voting Events. If there shall be submitted to the stockholders of the Company any proposal concerning the election or removal of directors of the Company, then each of the holders of Preferred Stock (and their permitted assigns) and each of the Stockholders holding Common Stock (and their permitted assigns) shall vote or act with respect to all shares of Preferred Stock or Common Stock so as to elect to the board of directors of the Company, as the two directors to be elected by the holders of Series A Preferred Stock and Series B Preferred Stock, as the three directors to be elected by the holders of Series C Preferred Stock and as two of the three directors to be elected by the holders of Preferred Stock and Common Stock in accordance with Section 3(b) of Article V of the Company's Amended and Restated Certificate of Incorporation, the designees specified in Section 8.3 hereof.

         8.3 Designation and Election of Directors.

             (a) So long as any shares of Series A Preferred Stock or Series B Preferred Stock shall be outstanding, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock, voting together, shall together have the right to designate two directors for election to the Company's board of directors in accordance with the provisions of this Section 8. The designation made in accordance with the preceding sentence shall be made by the holders of a majority of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

             (b) So long as any shares of Series C Preferred Stock shall be outstanding, the holders of Series C Preferred Stock shall have the right to designate three directors (the "Series C Directors") for election to the Company's board of directors in accordance with the provisions of this Section
8. So long as Schroder Ventures International Life Sciences Fund L.P. 1, together with its affiliates (collectively, "Schroder"), holds at least 2,013,966 shares of Series C Preferred Stock, (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation of one of the Series C Directors shall be made by Schroder. In the event Schroder holds less than

2,013,966 shares of Series C Preferred Stock, (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation made in accordance with the preceding sentence shall be made by the holders of a majority of the issued and outstanding shares of Series C Preferred Stock. So long as International BM Biomedicine Holdings, Inc., together with its affiliates (collectively, "Biomedicine"), holds at least 2,209,945 shares of Series C Preferred Stock, (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation of one of the Series C Directors shall be made by Biomedicine. In the event Biomedicine holds less than 2,209,945 shares of Series C Preferred Stock, , (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation made in accordance with the preceding sentence shall be made by the holders of a majority of the issued and outstanding shares of Series C Preferred Stock. So long as Sprout Capital VII, L.P., together with its affiliates (collectively, "Sprout"), holds at least 3,020,952 shares of Series C Preferred Stock, , (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation of one of the Series C Directors shall be made by Sprout. In the event Sprout holds less than 3,020,952 shares of Series C Preferred Stock, , (as adjusted to reflect stock dividends, splits, combinations and other recapitalizations), the designation made in accordance with the preceding sentence shall be made by the holders of a majority of the issued and outstanding shares of Series C Preferred Stock.

             (c) During the term of this Agreement, each of the Stockholders agrees to vote the shares of Common Stock and Preferred Stock now or hereafter owned by such Stockholder, whether beneficially or otherwise, so that one of the directors elected pursuant to the provisions of Article V, Section 3(b) of the Company's Amended and Restated Certificate of Incorporation by the holders of Common Stock of the Company and the holders of the Preferred Stock of the Company, voting together as a class, shall be the Company's Chief Executive Officer.

             (d) During the term of this Agreement, each of the Stockholders agrees to vote the shares of Common Stock and Preferred Stock now or hereafter owned by such Stockholder, whether beneficially or otherwise, so that two of the directors elected pursuant to the provisions of Article V, Section 3(b) of the Company's Amended and Restated Certificate of Incorporation by the holders of Common Stock of the Company and the holders of the Preferred Stock of the Company, voting together as a class, shall be persons who are not affiliates of the Company or of any of the Company's stockholders and who have experience in the biotechnology industry.

         8.4 Successors in Interest. The provisions of this Section 8 shall be binding upon the successors in interest of any of the shares of the Preferred Stock or any of the shares of Common Stock held by Stockholders. The Company shall not permit the transfer of any shares of Preferred Stock or any shares of Common Stock held by a Stockholder on its books or issue a new certificate representing any shares of Preferred Stock or Common Stock held by a Stockholder unless and until the person to whom such security is transferred shall have executed a written agreement pursuant to which such person becomes subject to the provisions of this Section 8 and agrees to be bound by all the provisions hereof.

         8.5 Conversion Stock. The provisions of Section 8.3(a) and Section 8.3(b) shall not apply to any shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

9.       Miscellaneous.

         9.1 Conditions to Exercise of Rights. Exercise of the Holders' rights under this Agreement shall be subject to and conditioned upon, and each Holder and the Company shall use its or his best efforts to assist each Holder in, compliance with applicable laws.

         9.2 Repurchase Agreement. This Agreement is subject to, and shall in no manner limit the right of the Company to repurchase securities from a Founder at cost pursuant to any stock restriction agreement or other agreement between the Company and the Founder.

         9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.4 Amendment. Any provision may be amended and the observance thereof may waived (either generally or in a particular instance), only by the written consent of the Company and Holders holding more than fifty percent (50%) in interest of the Registrable Securities which are issued or issuable in respect of Series A Preferred Stock of the Company and Holders holding more than fifty percent (50%) in interest of the Registrable Securities which are issued or issuable in respect of Series B Preferred Stock of the Company and Holders holding more than fifty percent (50%) in interest of the Registrable Securities which are issued or issuable in respect of Series C Preferred Stock of the Company; provided, however, that any amendment or waiver of any provisions of Sections 2 or 5 or 8.3(c) or 8.3(d) also requires the written consent of the Common Holders holding more than fifty percent (50%) in interest of the Restricted Founders Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, Common Holder, its successors and assigns, heirs, executors and the Company.

         9.5 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of and be binding upon, their respective successors, assigns and legal representatives. The provisions of
Section 4.6 shall also inure to the benefit of each Indemnified Party.

         9.6 Term.

             (a) Sections 2, 3, 5, 7 and 8 of this Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company and/or selling stockholders to the public at such per share price and resulting in such aggregate net proceeds to the Company and/or the selling stockholders (after deducting underwriters' discounts and expenses relating to the issuance) as would result in the automatic conversion of the Company's Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation, and (ii) the closing of the sale of all or substantially all of the Company's assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or by the acquiring company's parent or subsidiary.

             (b) No Holder shall be entitled to exercise any rights provided for in Section 4 of this Agreement after five (5) years following a firm commitment offering of the type described in Section 9.6(a)(i).

         9.7 Notices. Unless otherwise stated herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, or otherwise delivered by hand, facsimile or messenger and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

         9.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         9.9 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

         9.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

         9.12 Aggregation of Stock. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of aggregation, Citiventure III and KME Venture III, L.P. shall be considered affiliates of each other.

         The foregoing Fourth Amended and Restated Stockholder Rights Agreement is hereby executed as of the date first above written.


                                     ALLOS THERAPEUTICS, INC.

                                     By: /s/ Stephen Hoffman
                                        ----------------------------------------

                                     Title: President
                                           -------------------------------------

                                     Address:     7000 North Broadway
                                                  Suite 400
                                                  Denver, CO  80221

ABINGWORTH BIOVENTURES SICAV

By: /s/ M.-Rose Doch  /s/ Fernand Heim
   -----------------------------------
    Director          Mandatory
    Abingworth Bioventures SICAV

Address:  231 Valdes Bons Malades
          Kirchberg 2121
          Luxembourg



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

/s/ Donald J. Abraham
--------------------------------------
Donald J. Abraham


NANCY W. ABRAHAM, TRUSTEE,
  U/A 12-14-94

By: /s/ Nancy W. Abraham
   -----------------------------------

Title: Trustee
      --------------------------------

Address:  3511 Buckhead Rd.
          Midlothian, VA 23113


ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

/s/ Stephen J. Hoffman
--------------------------------------
Stephen J. Hoffman

Address:  7000 North Broadway
          Suite 400
          Denver, CO  80221



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

A. P. INVESTMENT CORPORATION

/s/ James B. Farinholt, Jr.
--------------------------------------
James B. Farinholt, Jr.

Title: President
      --------------------------------

Address:  Westham Green #77
          300 North Ridge Road
          Richmond, VA 23229



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

VIRGINIA COMMONWEALTH UNIVERSITY
INTELLECTUAL PROPERTY FOUNDATION

By: /s/ Richard C. Franson
   -----------------------------------

Title: President VCU-IPF, Director,
       Office of Technology Transfer
      --------------------------------

Address:  Director of Technology Transfer
          Virginia Commonwealth University
          P.O. Box 980568
          Richmond, VA  23298-0568



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

DRAKE & CO FOR THE ACCOUNT OF CITIVENTURE III

By: /s/ Michael Going
   -----------------------------------
   its



KME VENTURE III, L.P.

BY: INVESCO Private Capital Inc.
    as investment manager and
    attorney-in-fact

By: /s/ Paing Saxeva
   -----------------------------------
   Paing Saxeva, Managing Director

Address:  INVESCO Private Capital, Inc.
          1166 Avenue of the Americas
          New York, NY 10036
          Attn: Mark Radovanovich



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

JOHNSON & JOHNSON DEVELOPMENT
  CORPORATION

By: /s/ Ting Pau Oei
   -----------------------------------

Title: Vice President
      --------------------------------

Address:  1 Johnson & Johnson Plaza
          New Brunswick, NJ  08933





ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

BAYVIEW INVESTORS, LTD.

By: /s/ [ILLEGIBLE]
   -----------------------------------

Title: Authorized Signatory
      --------------------------------

Address:  555 California Street, 23rd Floor
          San Francisco, CA  94104




ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

MARQUETTE VENTURE PARTNERS II, L.P.

By: MARQUETTE GENERAL II, its General Partner

By: /s/ James E. Daverman
   -----------------------------------
   James E. Daverman or Lloyd D. Ruth
   Authorized Signatory



MVP II AFFILIATES FUND, L.P.

By:   MARQUETTE GENERAL II, its General Partner

By: /s/ James E. Daverman
   -----------------------------------
   James E. Daverman or Lloyd D. Ruth
   Authorized Signatory

Address:  520 Lake Cook Road
          Suite 450
          Deerfield, IL  60015




ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES FUND L.P. 1

By: SCHRODER VENTURE MANAGERS INC., its General Partner

By: /s/ Nicola Lawson  /s/ Deborah Speight
   ---------------------------------------
Name: Nicola Lawson        Deborah Speight
     -------------------------------------
Title: Directors and V.P.s
      ------------------------------------


SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES FUND L.P. 2

By: SCHRODER VENTURE MANAGERS INC., its General Partner

By: /s/ Nicola Lawson  /s/ Deborah Speight
   ---------------------------------------
Name: Nicola Lawson        Deborah Speight
     -------------------------------------
Title: Directors and V.P.s
      ------------------------------------

Address:  Schroders Inc.
          787 Seventh Avenue, 34th Floor
          New York, New York  10019



SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES TRUST

By:   CODAN TRUST COMPANY LIMITED, as Trustee

By:   SCHRODER VENTURE MANAGERS LIMITED, as Attorney-in-Fact

By: /s/ Nicola Lawson  /s/ Deborah Speight
   ---------------------------------------
Name: Nicola Lawson        Deborah Speight
     -------------------------------------
Title: Directors
      --------------------------------



SCHRODER VENTURE MANAGERS LIMITED, as Manager of the Co-Investment Scheme

By: /s/ Nicola Lawson  /s/ Deborah Speight
   ---------------------------------------
Name: Nicola Lawson        Deborah Speight
     -------------------------------------
Title: Directors
      --------------------------------

Address:  Schroders (Bermuda) Limited
          22 Church Street
          Hamilton HM 11
          Bermuda



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

DLJ CAPITAL CORP.

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon
Its: Attorney In Fact



DLJ ESC II, L.P.

By:   DLJ LBO Plans Management Corporation

Its:  Manager

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon
Its:  Attorney In Fact



SPROUT CAPITAL VII, L.P.

By:   DLJ CAPITAL CORP
Its:  Managing General Partner

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon
Its:  Attorney In Fact



THE SPROUT CEO FUND, L.P.

By:   DLJ CAPITAL CORP
Its:  General Partner

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon
Its:  Attorney In Fact

Address:  3000 Sand Hill Road
          Building 3, Suite 170
          Menlo Park, CA  94025



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

SPROUT CAPITAL VIII, L.P.

By: DLJ CAPITAL CORPORATION

Its: Managing General Partner

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon

Its: Attorney In Fact



SPROUT VENTURE CAPITAL, L.P.

By: DLJ Capital Corporation

Its: General Partner

By: /s/ Philippe Chambon
   -----------------------------------
   Philippe Chambon

Its: Attorney In Fact

Address:  3000 Sand Hill Road
          Building 3, Suite 170
          Menlo Park, CA 94025



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

--------------------------------------
Paul Baryames


--------------------------------------
Louis Berneman

/s/ Jon S. Saxe
--------------------------------------

/s/ Myrna G. Marshall
--------------------------------------
Jon S. Saxe and Myrna G. Marshall
as joint tenants with right of survivorship

/s/ Jeffrey S. Vender
--------------------------------------
Jeffrey S. Vender

/s/ John T. Greff
--------------------------------------
John T. Greff

/s/ Michael J. Gerber
--------------------------------------
Michael J. Gerber


--------------------------------------
Matthew Gibbs

/s/ Elizabeth Crump
--------------------------------------
Elizabeth Crump


--------------------------------------
Susan Quagliata



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

OAK V AFFILIATES FUND,
  LIMITED PARTNERSHIP

By:   OAK V AFFILIATES,
      its General Partner

By: /s/ Ann H. Lamont
   -----------------------------------
   Ann H. Lamont, General Partner

Address:  One Gorham Island
          Westport, CT 06880



OAK INVESTMENT PARTNERS V,
  LIMITED PARTNERSHIP

By:   OAK ASSOCIATED V, LLC
        its General Partner

By: /s/ Ann H. Lamont
   -----------------------------------
   Ann H. Lamont, Managing Member

Address:  One Gorham Island
          Westport, CT 06880




ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

BIOTECHNOLOGY DEVELOPMENT FUND, L.P.

By:   BioAsia Investments, LLC
Its:  General Partner

      By: /s/ Frank Kung
         -----------------------------
              Frank Kung
      Its:    Managing Member







ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

SEQUEL LIMITED PARTNERSHIP

By:   Sequel Venture Partners L.L.C.
Its:  General Partner

      By: /s/ Kinney Johnson
         -----------------------------

      Name:
           ---------------------------
      Its:    Manager



SEQUEL EURO LIMITED PARTNERSHIP

By:   Sequel Venture Partners L.L.C.
Its:  General Partner

      By: /s/ Kinney Johnson
         -----------------------------

      Name:
           ---------------------------
      Its:    Manager

Address:  4430 Arapahoe Avenue
          Suite 220
          Boulder, CO  80303

ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

INTERNATIONAL BM BIOMEDICINE HOLDINGS, INC.

      By: /s/ G. Blum
         -----------------------------

      Name: Dr. G. Blum
           ---------------------------
      Its: Chairman of the Board




      By: /s/ F. Keiser
         -----------------------------

      Name: F. Keiser
           ---------------------------
      Its: CEO




ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

CALVERT SOCIAL INVESTMENT FUND BALANCED PORTFOLIO

By: /s/ Susan Walker Bender
   -----------------------------------
   Susan Walker Bender
Title: Assistant Secretary

Address:  Calvert Social Investment Fund Balanced Portfolio
          4550 Montgomery Ave., Suite 1000N
          Bethesda, MD  20814
          ATTN:  Susan Walker Bender




ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

BARBARA PIETTE


/s/ Barbara Piette
--------------------------------------

Address:  93 Mt. Vernon Street
          Boston, MA  02108



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

                                   EXHIBIT A

          STOCKHOLDERS TO THE FOURTH AMENDED AND RESTATED STOCKHOLDER
                                RIGHTS AGREEMENT

EXHIBIT A

Abingworth Bioventures SICAV

Donald J. Abraham

Nancy W. Abraham, Trustee U/A 12-14-94

A. P. Investment Corporation

Center for Innovative Technology, Inc.

Drake & Co for the Account of Citiventure III

KME Venture III, L.P.

Stephen J. Hoffman

Johnson & Johnson Development Corporation

Marquette Venture Partners II, L.P.
MVP II Affiliates Fund, L.P.

Oak V Affiliates Fund, Limited Partnership
Oak Investment Partners V, Limited Partnership

ADDED JUNE 26, 1996, PURSUANT TO AMENDMENT AGREEMENT DATED JUNE 26, 1996:
Paul Baryames
Louis Berneman
Jon S. Saxe and Myrna G. Marshall as joint tenants with right of survivorship Jeffrey S. Vender
John T. Greff
Michael J. Gerber
Matthew Gibbs
Elizabeth Crump
Susan Quagliata



ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

ADDED AUGUST 1, 1996, PURSUANT TO CIT TRANSFER:
Mona Mahran
Ahmed Mehanna
Ramnarayan Randad
Virginia Commonwealth University Intellectual Property Foundation

ADDED SEPTEMBER 4, 1996, PURSUANT TO DONALD ABRAHAM TRANSFER:
Gajanan S. Joshi

ADDED JANUARY 13, 1998, PURSUANT TO SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT:
Schroder Ventures International Life Sciences Fund L.P. 1
Schroder Ventures International Life Sciences Fund L.P. 2
Schroder Ventures International Life Sciences Trust
Schroder Venture Managers Limited
DLJ Capital Corp.
DLJ ESC II, L.P.
Sprout Capital VII, L.P.
The Sprout CEO Fund, L.P.
Bayview Investors, Ltd.
Joshua Lederberg

ADDED MAY 4, 1998, PURSUANT TO AMENDMENT AGREEMENT DATED MAY 4, 1998:
Biotechnology Development Fund, L.P.
Biotechnology Development Fund III, L.P.
Sequel Limited Partnership
Sequel Euro Limited Partnership

ADDED MAY 11, 1998, PURSUANT TO TRANSFER FROM STEPHEN J. HOFFMAN
Barbara Dau Southwell

ADDED OCTOBER 4, 1999, PURSUANT TO SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT:
International BM Biomedicine Holdings, Inc.
Calvert Social Investment Fund Balanced Portfolio
Barbara Piette
Sprout Capital VIII, L.P.
Sprout Venture Capital, L.P.


ALLOS THERAPEUTICS, INC.
FOURTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT